SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 16, 2008 (September 15, 2008)

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33443 000-29311	20-5653152 94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 15, 2008, Lehman Brothers Holdings Inc. (“Lehman”) filed for protection under Chapter 11 of the federal Bankruptcy Code in the United States Bankruptcy Court in the Southern District of New York. Dynegy Inc. and its subsidiaries, including Dynegy Holdings Inc. (collectively referred to as “Dynegy”), have certain business relationships with Lehman and its subsidiaries. Dynegy believes the Lehman bankruptcy and its potential impact on subsidiaries of Lehman will not have a material adverse effect on Dynegy.

Dynegy is a counterparty with Lehman Brothers Commodity Services Inc. (“Lehman Commodity Services”), a subsidiary of Lehman, in wholesale energy marketing transactions. The obligations of Lehman Commodity Services are guaranteed by Lehman, and the Lehman bankruptcy filing gave Dynegy the right to terminate the transactions. As of September 15, 2008, Dynegy had net credit exposure to Lehman Commodity Services of approximately $2 million, based on existing contracts and current market prices.

Additionally, Dynegy has aggregate revolving credit facility commitments of $ 1.15 billion with a large consortium of banks, including a $70 million commitment from Lehman Brothers Commercial Paper, Inc. (“LBCP”), a subsidiary of Lehman, as well as an $850 million letter of credit facility. As of September 15, 2008, Dynegy had available liquidity of approximately $ 2.05 billion, comprising $855 million of available cash on hand and $1.19 billion of availability under our credit facilities (including the $70 million LBCP commitment). Dynegy does not believe that the potential reduction in available capacity under the credit facility or any other existing relationships between Dynegy and Lehman would have a material impact on its available liquidity.

Dynegy will continue to closely monitor the Lehman bankruptcy situation and will thoroughly analyze all legal rights under the various contractual relationships.

Certain statements included in this Current Report on Form 8-K are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the statements related to: the impact that Lehman’s bankruptcy may or may not have on Dynegy and its subsidiaries. Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Specifically: Dynegy cautions that our available liquidity may become an issue in the future and it may be more expensive to replace those facilities previously in place between Lehman and Dynegy, further there may be other relationships that exist between Lehman and Dynegy, whether of a material or non-material nature. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2007 and its Form 10-Q for the quarters ended March 31, 2008, as amended, and June 30, 2008, all of which are available free of charge on the SEC’s web site at www.sec.gov or Dynegy’s at www.dynegy.com, in the Investor Relations section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: September 16, 2008	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Senior Vice President, Deputy General Counsel

DYNEGY HOLDINGS INC.
(Registrant)

Dated: September 16, 2008	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Senior Vice President, Deputy General Counsel